Exhibit 10.2

AMENDMENT 2014-5
NORDSTROM 401(k) PLAN & PROFIT SHARING
(2014 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended as follows, pursuant to Plan Sections 15.2 and 15.5-12, for good faith compliance with the requirements of IRS Rev. Rul. 2013-17 and IRS Notice 2014-19 and shall be interpreted and construed consistent with such intent.

1.    Each occurrence of the term “spouse” shall be replaced with “Spouse”, wherever such term appears.
2.    New Section 2.30 (“Spouse”) is added to the Plan as follows, in good faith reliance on the requirements of IRS Rev. Rul. 2013-17 (“Rev. Rul. 2013-17”) and IRS Notice 2014-19 (“Notice 2014-19”), effective as required by Rev. Rul. 2013-17 and Notice 2014-19, to reflect the legal decision rendered in United States v. Windsor, 570 U.S. ___, 133 S.Ct. 2675 (2013) concerning the constitutionality of Section 3 of the Defense of Marriage Act of 1996 (P.L. 104-199) as amended (“DOMA”):

“2.30    “Spouse” shall, on and after June 26, 2013, mean an individual to whom a Participant is lawfully married under state law, and shall be defined consistent with Rev. Rul. 2013-17 and Notice 2014-19, under which the terms “Spouse,” “husband and wife,” “husband,” and “wife” include an individual married to another individual of the same sex if the individuals are lawfully married under state law, and the term “marriage” includes such a marriage between individuals of the same sex, provided that the marriage was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. Previously, the term “Spouse” had the meaning set forth in DOMA, which prohibited the recognition of same-sex spouses for purposes of Federal law, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), and which meaning was held unconstitutional by the U.S. Supreme Court in a decision rendered on June 26, 2013.”
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IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2014-5 has been executed on behalf of the Company this ________ day of November, 2014.

NORDSTROM, INC.

By:_____________________
Kathleen Way
Title:    Vice President Benefits

081500.0005/6103874.2